Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

October 23, 2024	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year 2024 Results

Q4 Diluted EPS of $1.92

Gross margin of 18.2% in Q4

Robust full-year operating cash flow of $330 million

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2024.

Fourth Quarter and Full Year Highlights

•	Q4 net earnings were $62 million, or $1.92 per diluted share, on revenue of $1.1 billion.

•	Third best annual earnings performance - Fiscal 2024 net earnings were $160 million, or $4.96 per diluted share, on revenue of $3.5 billion.

•	Second highest quarterly and annual EBITDA - Q4 and full-year EBITDA were $159 million and $451 million, or 15.1% and 12.7% of revenue, respectively.

•	In the quarter, lease fleet grew by 300 units to 15,500 units, with lease fleet utilization of nearly 99%.

•	Quarterly new railcar orders for 4,400 units valued at $575 million and deliveries of 7,000 units. Full year new railcar orders of 21,700 units valued at $2.8 billion and deliveries of 23,700 units.

•	New railcar backlog is 26,700 units with an estimated value of $3.4 billion.

•	Second-highest annual operating cash flow in Greenbrier history - Q4 and Fiscal 2024 operating cash flow reaches $192 million and $330 million, respectively.

•	Board declared a quarterly dividend of $0.30 per share, payable on November 27, 2024 to shareholders of record as of November 6, 2024, representing Greenbrier’s 42nd consecutive quarterly dividend.

“Greenbrier ended fiscal 2024 with a great fourth quarter. Our market-leading position demonstrates the progress on our strategic plan to deliver strong performance, reduce cyclicality, and deliver long-term shareholder value,” said Lorie L. Tekorius, CEO and President. “We are extremely pleased to have delivered aggregate gross margin of nearly 16% in fiscal 2024, in line with our long-term target. This achievement reflects the efficiency initiatives we have been focused on for the last 18 months to improve margins in our core manufacturing business and the growth of recurring revenue from our leasing platform. Our efforts also led to near-record EBITDA for the fiscal year. Additionally, we are near our long-term target for return on invested capital, which we initially estimated to achieve in 2026. It’s important to note that these results were achieved amid an

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 2

uncertain macroeconomic backdrop. Looking ahead, we are confident that we will maintain our margin profile and deliver strong bottom-line performance in fiscal 2025. With a leading market position, stable new railcar backlog, and steadily growing recurring revenue from our leasing business, we remain focused on generating sustainable results across a range of market conditions.”

Business Update & Outlook

Based on current trends and production schedules, Greenbrier is updating guidance for fiscal 2025:

	FY 2024 Actuals	FY 2025 Guidance
Operating Metrics
Deliveries(1)	23,700 units	22,500 - 25,000 units
Revenue	$3.54B	$3.35B - $3.65B
Aggregate Gross Margin %	15.8%	16.0% - 16.5%
Operating Margin %(2)	9.2%	9.2% - 9.7%
Capital Expenditures
Manufacturing	$103M	$110M
Maintenance Services	19M	10M
Leasing & Management Services(3)	343M	395M
Gross Capital Expenditures	465M	515M
Equipment Sales Proceeds	75M	90M
Net Capital Expenditures	$390M	$425M

(1)	Includes approximately 1,400 units and 1,600 units of deliveries for FY2024 and FY2025 guidance, respectively, associated with Brazil.
(2)	Earnings from operations divided by Revenue.
(3)

Included in FY2024 and FY2025 guidance are capital expenditures and transfers for railcars into the lease fleet that were manufactured and subsequently held on the balance sheet in 2023 and 2024, respectively.

Long-Term Financial Target Update

Greenbrier announced long-term financial targets in April 2023 at its first Investor Day. Progress towards those targets is shown below.

	Starting Point (LTM Feb. 28, 2023)	Target	FY 2024	Commentary
Recurring Revenue(1)	$113M	Double from starting point	$141M	25% growth
Aggregate Gross Margin %	10.7%	Mid-teens by FY26	15.8%	Target achieved - 510 bps improvement
Adjusted Return on invested capital (ROIC)(2)	8.3%	10 – 14% by FY26	9.8%	Near achievement of target range

(1)	Recurring revenue is defined as Leasing & Management Services revenue excluding the impact of syndication activity, which is more transactional in nature.
(2)	Reconciliations for ROIC metrics can be found in Supplemental Information.

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 3

Financial Summary

	Q4 FY24	Q3 FY24	Sequential Comparison – Main Drivers
Revenue	$1,053.0M	$820.2M	Higher new railcar deliveries
Gross margin	$191.2M	$123.8M	Continued strong Manufacturing performance and favorable syndication activity in Leasing & Management Services
Gross margin %	18.2%	15.1%
Selling and administrative expense	$67.9M	$59.3M	Primarily higher employee-related costs including performance-based compensation
EBITDA(1)	$158.9M	$104.0M	Robust operating performance as described above
Net earnings attributable to noncontrolling interest	$3.7M	$6.7M	Partners’ share of consolidated JV’s operating results
Net earnings attributable to Greenbrier	$61.6M	$33.9M	Higher revenue and profitability as described above
Diluted EPS	$1.92	$1.06

(1)	See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q4 FY24	Q3 FY24	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$916.8M	$685.1M	Timing of new railcar deliveries
Gross margin %	14.8%	10.9%	Continued operational improvements
Earnings from operations	$114.3M	$54.2M	Increased operating earnings reflect higher deliveries and better performance
Operating margin % (1)	12.5%	7.9%
Deliveries (units) (2)	6,800	5,000
Maintenance Services
Revenue	$69.9M	$69.9M	Stable operating performance
Gross margin %	11.9%	11.7%
Earnings from operations	$6.0M	$5.9M
Operating margin % (1)	8.6%	8.4%
Leasing & Management Services
Revenue	$66.3M	$65.2M	Continued strong syndication activity and fleet growth
Gross margin %	71.5%	62.9%	Healthy Syndication activity and fleet growth; Prior quarter included externally sourced syndication activity that generated margin dollars but a lower margin %
Earnings from operations	$39.0M	$40.5M	Timing of gains from equipment sales
Operating margin % (1)	58.8%	62.1%
Owned fleet (units)	15,500	15,200
Fleet utilization	98.5%	98.7%

(1)	See supplemental segment information in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter and fiscal year 2024 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 23, 2024

•	2:00 p.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “1249872 ”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 15,500 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	August 31, 2024	May 31, 2024	February 29, 2024	November 30, 2023	August 31, 2023
Assets
Cash and cash equivalents	$351.8	$271.6	$252.0	$307.3	$281.7
Restricted cash	16.8	20.2	20.0	14.0	21.0
Accounts receivable, net	523.8	488.5	519.1	458.7	529.9
Income tax receivable	45.1	20.0	20.9	10.5	42.2
Inventories	770.9	812.4	827.0	883.6	823.6
Leased railcars for syndication	130.7	155.3	134.4	159.8	187.4
Equipment on operating leases, net	1,243.5	1,226.9	1,160.5	1,095.8	1,000.0
Property, plant and equipment, net	711.7	648.3	636.1	618.1	619.2
Investment in unconsolidated affiliates	87.3	90.3	90.0	89.4	88.7
Intangibles and other assets, net	244.4	254.3	255.6	248.9	255.8
Goodwill	128.5	128.0	128.0	128.6	128.9

	$4,254.5	$4,115.8	$4,043.6	$4,014.7	$3,978.4

Liabilities and Equity
Revolving notes	$351.6	$348.4	$300.8	$279.4	$297.1
Accounts payable and accrued liabilities	731.4	652.9	649.3	640.9	743.5
Deferred income taxes	130.1	82.9	79.7	85.2	114.1
Deferred revenue	58.9	74.0	81.5	42.2	46.2
Notes payable, net	1,404.2	1,413.9	1,421.8	1,479.4	1,311.7
Contingently redeemable noncontrolling interest	41.7	56.3	56.0	56.5	55.6
Total equity – Greenbrier	1,376.1	1,329.1	1,299.9	1,274.0	1,254.6
Noncontrolling interest	160.5	158.3	154.6	157.1	155.6

Total equity	1,536.6	1,487.4	1,454.5	1,431.1	1,410.2

	$4,254.5	$4,115.8	$4,043.6	$4,014.7	$3,978.4

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Years Ended August 31,
	2024	2023	2022
Revenue
Manufacturing	$3,013.6	$3,357.7	$2,476.6
Maintenance Services	298.8	406.4	347.7
Leasing & Management Services	232.3	179.9	153.4

	3,544.7	3,944.0	2,977.7
Cost of revenue
Manufacturing	2,648.9	3,083.4	2,300.9
Maintenance Services	264.1	364.0	322.0
Leasing & Management Services	73.2	55.5	48.8

	2,986.2	3,502.9	2,671.7
Margin	558.5	441.1	306.0
Selling and administrative expense	247.1	235.3	225.2
Net gain on disposition of equipment	(13.1)	(17.3)	(37.2)
Asset impairment, disposal, and exit costs, net	—	46.7	—

Earnings from operations	324.5	176.4	118.0
Interest and foreign exchange	100.8	85.4	57.4

Earnings before income tax and earnings from unconsolidated affiliates	223.7	91.0	60.6
Income tax expense	(62.0)	(24.6)	(18.1)

Earnings before earnings from unconsolidated affiliates	161.7	66.4	42.5
Earnings from unconsolidated affiliates	11.0	9.2	11.3

Net earnings	172.7	75.6	53.8
Net earnings attributable to noncontrolling interest	(12.6)	(13.1)	(6.9)

Net earnings attributable to Greenbrier	$160.1	$62.5	$46.9

Basic earnings per common share:	$5.15	$1.95	$1.44
Diluted earnings per common share:	$4.96	$1.89	$1.40
Weighted average common shares:
Basic	31,102	31,983	32,569
Diluted	32,363	33,799	33,631
Dividends per common share	$1.20	$1.11	$1.08

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Years Ended August 31,
	2024	2023	2022
Cash flows from operating activities
Net earnings	$172.7	$75.6	$53.8
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	16.8	7.2	12.9
Depreciation and amortization	115.6	106.3	102.0
Net gain on disposition of equipment	(13.1)	(17.3)	(37.2)
Stock based compensation expense	17.1	12.1	15.5
Asset impairment, disposal, and exit costs, net	—	46.7	—
Noncontrolling interest adjustments	3.9	8.4	1.6
Other	3.8	3.7	3.8
Decrease (increase) in assets:
Accounts receivable, net	9.2	(14.6)	(198.2)
Income tax receivable	(2.9)	(2.4)	72.3
Inventories	50.0	(17.2)	(267.9)
Leased railcars for syndication	(5.1)	(123.7)	(40.6)
Other assets	13.6	(51.6)	(28.1)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(63.5)	16.3	165.3
Deferred revenue	11.5	21.7	(5.6)

Net cash provided by (used in) operating activities	329.6	71.2	(150.4)

Cash flows from investing activities
Proceeds from sales of assets	75.0	78.8	155.5
Capital expenditures	(398.3)	(362.1)	(380.7)
Investments in and advances to / repayments from unconsolidated affiliates	—	(3.5)	(2.3)
Cash distribution from unconsolidated affiliates and other	2.9	6.8	3.5

Net cash used in investing activities	(320.4)	(280.0)	(224.0)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(27.8)	29.8	(101.3)
Proceeds from revolving notes with maturities longer than 90 days	226.6	220.0	35.0
Repayments of revolving notes with maturities longer than 90 days	(146.6)	(255.0)	—
Proceeds from issuance of notes payable	180.6	75.0	398.3
Repayments of notes payable	(89.6)	(36.8)	(23.4)
Debt issuance costs	(2.9)	(0.6)	(7.3)
Repurchase of stock	(1.3)	(56.9)	—
Dividends	(38.4)	(36.1)	(35.8)
Cash distribution to joint venture partner	(9.3)	(13.0)	(16.9)
Tax payments for net share settlement of restricted stock	(5.1)	(2.6)	(3.7)

Net cash provided by (used in) financing activities	86.2	(76.2)	244.9

Effect of exchange rate changes	(29.5)	28.6	17.2
Increase (decrease) in cash, cash equivalents and restricted cash	65.9	(256.4)	(112.3)
Cash and cash equivalents and restricted cash
Beginning of period	302.7	559.1	671.4

End of period	$368.6	$302.7	$559.1

Balance Sheet Reconciliation:
Cash and cash equivalents	$351.8	$281.7	$543.0
Restricted cash	16.8	21.0	16.1

Total cash and cash equivalents and restricted cash	$368.6	$302.7	$559.1

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Management Services revenue excluding the impact of syndication activity, which is more transactional in nature.

Key information for the Leasing & Management Services segment:

	Three Months Ended		Year Ended
Greenbrier Lease Fleet (Units)(1)	August 31, 2024	May 31, 2024	August 31, 2024
Beginning balance	15,200	14,600	13,400
Railcars added	1,700	2,700	8,600
Railcars sold / scrapped	(1,400)	(2,100)	(6,500)

Ending balance	15,500	15,200	15,500

	Year Ended August 31, 2024
Recurring revenue	$141.2
	August 31, 2024	May 31, 2024

Equipment on operating lease(2)	$1,243.5	$1,226.9

Non-recourse warehouse	$194.9	$146.0
ABS non-recourse notes	471.6	475.4
Non-recourse term loan	320.5	323.5

Total Leasing non-recourse debt	$987.0	$944.9

Fleet leverage %(3)(4)	79%	77%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$675.9	$735.8	$685.1	$916.8	$3,013.6
Maintenance Services	83.8	75.2	69.9	69.9	298.8
Leasing & Management Services	49.1	51.7	65.2	66.3	232.3

	808.8	862.7	820.2	1,053.0	3,544.7
Cost of revenue
Manufacturing	600.9	656.2	610.5	781.3	2,648.9
Maintenance Services	71.6	69.2	61.7	61.6	264.1
Leasing & Management Services	15.0	15.1	24.2	18.9	73.2

	687.5	740.5	696.4	861.8	2,986.2
Margin	121.3	122.2	123.8	191.2	558.5
Selling and administrative expense	56.3	63.6	59.3	67.9	247.1
Net loss (gain) on disposition of equipment	0.1	(4.9)	(7.8)	(0.5)	(13.1)

Earnings from operations	64.9	63.5	72.3	123.8	324.5
Interest and foreign exchange	23.2	24.6	24.7	28.3	100.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	47.6	95.5	223.7
Income tax expense	(10.0)	(9.3)	(10.7)	(32.0)	(62.0)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	36.9	63.5	161.7
Earnings from unconsolidated affiliates	1.5	4.0	3.7	1.8	11.0

Net earnings	33.2	33.6	40.6	65.3	172.7
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(6.7)	(3.7)	(12.6)

Net earnings attributable to Greenbrier	$31.2	$33.4	$33.9	$61.6	$160.1

Basic earnings per common share (1)	$1.00	$1.08	$1.09	$1.98	$5.15
Diluted earnings per common share (1)	$0.96	$1.03	$1.06	$1.92	$4.96
Dividends per common share	$0.30	$0.30	$0.30	$0.30	$1.20

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2023 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$646.5	$968.6	$870.2	$872.4	$3,357.7
Maintenance Services	85.5	98.0	122.9	100.0	406.4
Leasing & Management Services	34.5	55.4	45.0	45.0	179.9

	766.5	1,122.0	1,038.1	1,017.4	3,944.0
Cost of revenue
Manufacturing	604.5	901.2	786.5	791.2	3,083.4
Maintenance Services	79.6	89.6	109.8	85.0	364.0
Leasing & Management Services	12.9	14.4	13.7	14.5	55.5

	697.0	1,005.2	910.0	890.7	3,502.9
Margin	69.5	116.8	128.1	126.7	441.1
Selling and administrative expense	53.4	59.0	63.3	59.6	235.3
Net gain on disposition of equipment	(3.3)	(9.6)	(2.3)	(2.1)	(17.3)
Asset impairment, disposal, and exit costs, net	24.2	—	16.4	6.1	46.7

Earnings (loss) from operations	(4.8)	67.4	50.7	63.1	176.4
Interest and foreign exchange	19.6	21.6	22.8	21.4	85.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	27.9	41.7	91.0
Income tax (expense) benefit	3.8	(11.9)	(3.6)	(12.9)	(24.6)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	24.3	28.8	66.4
Earnings from unconsolidated affiliates	3.3	2.9	2.4	0.6	9.2

Net earnings (loss)	(17.3)	36.8	26.7	29.4	75.6
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(5.4)	(4.6)	(13.1)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$21.3	$24.8	$62.5

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.67	$0.80	$1.95
Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.64	$0.77	$1.89
Dividends per common share	$0.27	$0.27	$0.27	$0.30	$1.11

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended August 31, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$916.8	$38.0	$954.8	$114.3	$4.6	$118.9
Maintenance Services	69.9	14.5	84.4	6.0	—	6.0
Leasing & Management Services	66.3	0.3	66.6	39.0	—	39.0
Eliminations	—	(52.8)	(52.8)	—	(4.6)	(4.6)
Corporate	—	—	—	(35.5)	—	(35.5)

	$1,053.0	$—	$1,053.0	$123.8	$—	$123.8

Three months ended May 31, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$685.1	$70.8	$755.9	$54.2	$11.9	$66.1
Maintenance Services	69.9	16.9	86.8	5.9	—	5.9
Leasing & Management Services	65.2	0.2	65.4	40.5	—	40.5
Eliminations	—	(87.9)	(87.9)	—	(11.9)	(11.9)
Corporate	—	—	—	(28.3)	—	(28.3)

	$820.2	$—	$820.2	$72.3	$—	$72.3

	Total assets
	August 31, 2024	May 31, 2024
Manufacturing	$1,881.2	$1,812.5
Maintenance Services	291.2	286.7
Leasing & Management Services	1,633.6	1,669.1
Unallocated, including cash	448.5	347.5

	$4,254.5	$4,115.8

BACKLOG AND DELIVERY INFORMATION (Unaudited)
	Three Months Ended	Year Ended
	August 31, 2024	August 31, 2024
Backlog Activity (units) (1)
Beginning backlog	29,400	30,900
Orders received	4,400	21,700
Production held on the Balance Sheet	(1,700)	(8,000)
Production sold to third parties	(5,400)	(17,900)

Ending backlog	26,700	26,700

Delivery Information (units) (1)
Direct sales	5,400	17,700
Sale of Leased railcars for syndication	1,600	6,000

Total deliveries	7,000	23,700

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended		Year Ended
	August 31, 2024	May 31, 2024	August 31, 2024
Net earnings	$65.3	$40.6	$172.7
Interest and foreign exchange	28.3	24.7	100.8
Income tax expense	32.0	10.7	62.0
Depreciation and amortization	33.3	28.0	115.6

EBITDA	$158.9	$104.0	$451.1

Adjusted Return on Invested Capital (ROIC) Calculation

	Year Ended	Last Twelve Months Ended
	August 31, 2024	February 28, 2023
Earnings from operations	$324.5	$143.6
Earnings from unconsolidated affiliates	11.0	11.5
Asset impairment, disposal, and exit related costs, net	—	25.1

Adjusted net operating profit before tax	335.5	180.2
Cash taxes received (paid)	(42.6)	37.2

Adjusted net operating profit after tax	$292.9	$217.4

	Average Trailing Five Quarters
	August 31, 2024	February 28, 2023
Revolving notes	$315.5	$298.6
Notes payable, net	1,406.2	1,261.9

Total funded debt	1,721.7	1,560.5
Total Equity	1,517.2	1,448.4
Cash and cash equivalents	292.9	444.5
Minimum operating cash	(40.0)	(40.0)

Cash in excess of $40 million	252.9	404.5

Total invested capital (1)	$2,986.0	$2,604.4

Adjusted ROIC (2)	9.8%	8.3%

(1)	Total invested capital is the sum of Total funded debt and Total Equity less Cash in excess of $40 million.
(2)	Adjusted ROIC is calculated by dividing Adjusted net operating profit after tax by Total invested capital.

Debt Summary

	August 31, 2024	May 31, 2024
Total Leasing non-recourse debt	$987.0	$944.9
Total other debt	785.5	835.0

	1,772.5	1,779.9
Debt discount and issuance costs	(16.7)	(17.6)

Total consolidated debt	$1,755.8	$1,762.3

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Greenbrier Reports Fourth Quarter and 2024 Fiscal Year Results (Cont.)	Page 13

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “approximately,” “are,” “backlog,” “believe,” “continue,” “drive,” “estimate,” “grow,” “maintain,” “ongoing,” “position,” “recurring,” “schedule,” “stable,” “strategy,” “strong,” “sustainable,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; and the war in Ukraine and related events. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted ROIC is calculated by dividing the trailing four quarters of Adjusted net operating profit after tax by the average trailing five quarters of total invested capital. Adjusted net operating profit after tax is defined as Earnings from operations, plus Earnings from unconsolidated affiliates, excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability, less cash paid for income taxes, net. Total invested capital is defined as Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. We believe Adjusted ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.

These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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